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                                   EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION OF
                          NHANCEMENT TECHNOLOGIES INC.
                             A DELAWARE CORPORATION


                                    ARTICLE 1

         The name of the Corporation is Nhancement Technologies Inc. (hereinafter referred to as the "Corporation").


                                    ARTICLE 2

         The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.


                                    ARTICLE 3

         The nature of the business of the Corporation and the purposes for which it is organized are to engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL") and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.


                                    ARTICLE 4

         4.1 Authorized Shares. The total number of shares which the Corporation is authorized to issue is one thousand and ten (1,010) shares of which one thousand (1,000) shares shall be common stock, par value $.01 per share, and ten
(10) shares shall be preferred stock, par value $.01 per share.

         4.2 Common Stock. Each holder of common stock shall be entitled to one vote for each share of common stock held on all matters as to which holders of common stock shall be entitled to vote. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding having prior rights, and series of preferred stock which may from time to time come into existence, and except as may be provided by the laws of the State of Delaware, the holders of common stock shall have exclusively all other rights of stockholders of the Corporation, including, but not by way of limitation, (i) the right to receive dividends when, as and if declared by the board of
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directors out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Corporation, the right to receive ratably and equally all of the assets of the Corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.

         4.3 Preferred Stock. The preferred stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The board of directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of the shares of preferred stock as a class or in series, and, by filing a certificate of designation, pursuant to the GCL, setting forth a copy of such resolution or resolutions, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of the class or of each such series, and the qualifications, limitations, and restrictions thereof. The authority of the board of directors with respect to the class or each series shall include, but not be limited to, determination of the following:

             (a) The number of shares constituting any series and the distinctive designation of that series;

             (b) The dividend rate on the shares of the class or of any series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the class or of that series;

             (c) Whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             (d) Whether the class or any series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

             (e) Whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (f) Whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and, if so, the terms and amount of such sinking fund;

             (g) The rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series;

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             (h) Any other powers, preferences, rights, qualifications, limitations, and restrictions of the class or of any series.


                                    ARTICLE 5

         5.1 Number and Election of Directors. The number of directors of the Corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws. Election of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

         5.2 Quorum. A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in this Certificate of Incorporation or in the bylaws with respect to filling vacancies.

         5.3 Newly Created Directorships and Vacancies. Except as otherwise fixed relative to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, or by a sole remaining director, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

                                    ARTICLE 6

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind any or all of the bylaws of the Corporation, but such authorization shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                    ARTICLE 7

         7.1 Stockholder Actions. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

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         7.2 Meetings. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the common stock, special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, the president, the board of directors pursuant to a resolution approved by a majority of the entire board of directors, or as may be designated in the bylaws of the Corporation.

         7.3 Corporate Books. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.


                                    ARTICLE 8

         The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors including, without limitation, the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the board of directors' estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.


                                    ARTICLE 9

         Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or of the bylaws of the Corporation (and notwithstanding the fact that a lessor percentage may be specified by law, the Certificate of Incorporation or the bylaws), the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), shall be required to amend or repeal or adopt any provisions inconsistent with Articles 7, 8 and 9 of this Certificate of Incorporation.

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                                   ARTICLE 10

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) violations of Section 174 of the GCL, or (iv) any transaction from which the director derived any improper personal benefit. If the GCL hereafter is amended to eliminate or limit further the liability of a director in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended. Any repeal or modification of the foregoing provisions of this Article 10 by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation under this Article 10, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article 10, prior to such repeal or modification.


                                   ARTICLE 11

         The Corporation shall indemnify, to the fullest extent permitted by applicable law as in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or any of its subsidiaries, or while serving as a director or officer of the Corporation or any of its subsidiaries, he is or was serving at the request of the Corporation or any of its subsidiaries as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding to the fullest extent permitted by Delaware law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or any of its subsidiaries against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify against such liability under the provisions of this Article 11. The indemnification provided by this Article 11 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article 11 shall not be deemed to preclude the Corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

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                                   ARTICLE 12

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.


                                   ARTICLE 13

         The name and address of the incorporator is:

                           Lester R. Woodward
                           370 Seventeenth Street, Suite 4700
                           Denver, CO  80202

         The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignations or removal are:


                 Name                             Address
                 Esmond T. Goei                   1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401

                 Douglas S. Zorn                  1746 Cole Boulevard, Suite 265
                                                  Golden, Colorado  80401

                 James S. Gillespie               39899 Balentine Drive
                                                  Newark, California  94560

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation on the 16th day of October, 1996.


                                                /s/ Lester R. Woodward
                                                --------------------------------
                                                Lester R. Woodward, Incorporator

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